UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 8, 2008

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 8, 2008, William J. Putney, Executive Vice President and Chief Investment Officer of MoneyGram International, Inc. ("MGI") resigned as an officer from MGI and its subsidiaries. In connection with Mr. Putney’s resignation, MoneyGram Payment Systems, Inc. ("MPSI") and Long Lake Partners, LLC ("LLP"), both wholly owned subsidiaries of MGI, together with certain affiliates (collectively referred to as "Company"), and Mr. Putney entered into a Confidential Separation Agreement and Release of all Claims (the "Separation Agreement"), dated April 7, 2008. Under the Separation Agreement, the Company has agreed to retain Mr. Putney as an independent consultant and to provide Mr. Putney with the following: (i) if Mr. Putney elects COBRA benefits, the Company will reimburse Mr. Putney for a period of twelve (12) months for the difference between the cost of continuing his existing medical and dental insurance each month through COBRA and the premium he would have paid if he had remained employed with LLP; and (ii) that to the extent not prohibited by law, the Company shall indemnify Mr. Putney in any action, suit, claim or proceeding arising out of Mr. Putney’s performance of services for the Company, so long as his actions were lawful, undertaken in good faith, and were in conformance with Company policies and/or practices. The Separation Agreement also includes confidentiality, non-disparagement and non-disclosure obligations and details other benefits coverage applicable after Mr. Putney’s separation date. The Confidential Separation Agreement and Release of all Claims is filed herewith as Exhibit 99.01.

On April 8, 2008, MPSI and certain affiliates and Mr. Putney entered into an Independent Consulting Agreement. The one-year term of the Consulting Agreement begins on April 9, 2008. MPSI has agreed to pay Mr. Putney the sum of $360,000 for his services under the Consulting Agreement, to be paid in four (4) quarterly payments. As part of the Consulting Agreement, Mr. Putney has also agreed to provide further assistance to the Company with regard to ongoing matters for a reasonable period after the expiration of the term of the Consulting Agreement. Post termination services may not exceed twenty-five (25) hours per quarter and Mr. Putney will be paid at a rate of $175.00 per hour for these services. The Consulting Agreement includes an Independent Contractor Trade Secret and Confidential Information Agreement. The Independent Consulting Agreement is filed herewith as Exhibit 99.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

April 11, 2008	By:	/s/ David J. Parrin

Name: David J. Parrin
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.01	Confidential Separation Agreement and Release of All Claims, dated April 7, 2008, by and between William J. Putney and MoneyGram Payment Systems, Inc. and Long Lake Partners, LLC
99.02	Independent Consulting Agreement, dated as of April 8, 2008, between MoneyGram Payment Systems, Inc., including all of its parent organizations, holding companies, predecessors, divisions, affiliates, related companies and joint ventures, business units, and subsidiaries, and William J. Putney